                                                                    Exhibit 99.1

                                                        NEWS RELEASE
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15301 w. 109th Street, Lenexa, KS  66219   Phone:  913-647-0158  Fax:  913-647-0132
                                                  investorrelations@elecsyscorp.com
FOR IMMEDIATE RELEASE:

Contact: Karl B. Gemperli
         (913) 647-0158, Phone
         (913) 647-0132, Fax
         investorrelations@elecsyscorp.com

            ELECSYS CORPORATION ANNOUNCES SELECTION OF NEW AUDITORS

         Lenexa, Kansas (August 16, 2004) - Elecsys Corporation (AMEX: ASY),
today announced that the Company's Board of Directors has appointed Mayer
Hoffman McCann P.C. as the Company's independent public accountants, replacing
Ernst & Young LLP. The appointment is for the fiscal year ending April 30, 2005, and is effective immediately. The Company does not anticipate that the change in auditors will have any impact on the filing of the Company's financial statements.

         Elecsys Corporation, through its wholly owned subsidiary DCI, Inc., is a designer, manufacturer, and integrator of custom electronic interface solutions for original equipment manufacturers ("OEMs") in the medical, aerospace, communications, safety systems and industrial and consumer product industries. The Company has specialized capabilities to design and efficiently manufacture custom electronic assemblies which integrate a variety of interface technologies such as custom liquid crystal displays, light emitting diode displays, and keypads with circuit boards and other electronic components. The
Company becomes an extension of the OEM's organization by providing key expertise that enables rapid development and manufacture of electronic products from product conception through volume production. For more information, visit our websites at www.elecsyscorp.com and www.dciincorporated.com.

Safe-Harbor statement: The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2004. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.